UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2020

ARCUS BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38419	47-3898435
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3928 Point Eden Way

Hayward, CA 94545

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 694-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	RCUS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company:  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2020, Arcus Biosciences, Inc. (“Arcus”) announced that Robert C. Goeltz II will join Arcus as Chief Financial Officer on August 1, 2020 and will further serve as Arcus’s principal financial and accounting officer.  Concurrent with Mr. Goeltz becoming Arcus’s principal financial and accounting officer, Jason Barker, Arcus’s Vice President, Finance, will cease to be Arcus’s principal financial officer and principal accounting officer.

Pursuant to his offer letter, Mr. Goeltz will receive an annual base salary of $420,000, his annual target bonus will be 40% of his base salary, he will receive a one-time sign-on bonus of $80,000, and he will be granted an option to acquire 250,000 shares of Arcus common stock under the company’s 2020 Inducement Plan. The stock option will have an exercise price equal to the fair market value of Arcus’s common stock on his first date of employment and will vest monthly over four years, subject to his continued service to Arcus.  Mr. Goeltz will also enter into Arcus’s standard form of severance and change of control agreement with  Arcus, pursuant to which Mr. Goeltz will receive specified cash severance, medical premium payments and accelerated vesting of equity awards in the event his employment with Arcus terminates under specified conditions within 12 months following a change of control of Arcus. Mr. Goeltz will also participate in Arcus’s severance program for terminations without cause that are not in connection with a change of control, pursuant to which, upon the occurrence of such an event, Mr. Goeltz would receive specified cash severance and medical premium payments and may receive his pro-rata bonus based on the number of days that he was employed during the year of termination.

Mr. Goeltz, age 47, is joining Arcus from UNITY Biotechnology, Inc., a healthcare company focused on age-associated diseases, where he has served as Chief Financial Officer and Senior Vice President since September 2017, in which position he was responsible for investor and public relations, accounting, financial planning and analysis, information systems, real estate, insurance, procurement and facilities.  Prior to Unity, Mr. Goeltz was Chief Financial Officer and Senior Vice President at CytomX Therapeutics, Inc., a biotechnology company focused on cancer therapeutics, from May 2015 to May 2017, in which position he was responsible for investor relations, finance, real estate, insurance, procurement, facilities and information systems.  Prior to that, Mr. Goeltz served as Chief Financial Officer of Onyx Pharmaceuticals, Inc. after its acquisition by Amgen Inc., from October 2013 until May 2015. Previously, Mr. Goeltz held roles of increasing responsibility at Amgen, including in Business Development, Commercial Finance, R&D Finance and Corporate Accounting from 2004 to 2013. He began his career working in the audit practice of Ernst & Young LLP.

Mr. Goeltz received a B.B.A. in Business from Emory University and an M.B.A. from the UCLA Anderson School of Management. He is also a Certified Public Accountant (inactive).

Mr. Goeltz is not a party to any transaction with Arcus that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUS BIOSCIENCES, INC.

Date: July 7, 2020	By:	/s/ Terry Rosen, Ph.D.
Terry Rosen, Ph.D.
Chief Executive Officer